Exhibit 10.1

JOINT VENTURE AGREEMENT

Name: ______________________________

A NEVADA JOINT VENTURE PARTNERSHIP

THIS JOINT VENTURE AGREEMENT (herein after referred to as the "Agreement”) is entered into as of this ____ day of ______________, 2018, by and between HawkEye Systems, Inc., a Nevada corporation (“HawkEye”) and Insight Engineering, LLC, a Delaware limited liability company (“Insight”), for the purpose of development, marketing and sales of camera system and related products.

W I T N E S S E T H:

WHEREAS, the Parties desire to form a joint venture partnership (the "Venture"), under the laws of the State of Nevada upon execution of this Agreement for the purposes set forth herein and desire to determine between themselves their respective responsibilities, interests, and liabilities in connection with the performance of the before mentioned acquisition; and

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the Parties hereto hereby agree to constitute themselves as participants in a certain joint venture, henceforth, "Parties" for the purposes before mentioned, and intending to be legally bound hereby, the parties hereto, do covenant, agree and certify as follows:

ARTICLE I.

DEFINITIONS:

1.1 "Affiliate" shall refer to (i) any person directly or indirectly controlling, controlled by or under common control with another person, (ii) any person owning or controlling 10% or more of the outstanding voting securities of such other person, (iii) any officer, director or other partner of such person and (iv) if such other person is an officer, director, joint venturer or partner, any business or entity for which such person acts in any such capacity.

1.2 "Parties" shall refer to HawkEye Systems, Inc., Insight Engineering, LLC, and any successor(s) as may be designated and admitted to the Venture.

1.3 "Internal Revenue Code", "Code" or "I.R.C." shall refer to the current and applicable Internal Revenue Code.

1.4 "Net Profits" and "Net Losses" means the taxable income and loss of the Venture.

1.5 The "book" value of an asset shall be substituted for its adjusted tax basis if the two differ, but otherwise Net Profits and Net Losses shall be determined in accordance with federal income tax principles.

Exhibit 10.1

1.6 "Treasury Regulations" shall refer to those regulations promulgated by the Department of the Treasury with respect to certain provisions of the Internal Revenue Code.

1.7 "Percentage of Participation" shall refer to that figure set forth in Article V at section 5.1.

ARTICLE II

FORMATION, NAME, AND PRINCIPAL PLACE OF BUSINESS

2.1 FORMATION

(a) The Parties do hereby form a joint venture partnership (the "Venture") pursuant to the laws of the State of Nevada in order for the Venture to carry on the purposes for which provision is made herein.

(b) The Parties shall execute such certificates as may be required by the laws of the State of Nevada or of any other state in order for the Venture to operate its business and shall do all other acts and things requisite for the continuation of the Venture as a joint venture pursuant to applicable law.

2.2 PRINCIPAL PLACE OF BUSINESS

The Venture shall maintain its principal place of business at: in the County of Los Angeles, California. The Venture may re-locate its office from time to time or have additional offices as the Parties may determine, jointly.

ARTICLE III

PURPOSE OF THE JOINT VENTURE

The business of the Venture shall be primarily for the purpose of development, marketing, distribution and sale of a camera system and related products, management of the resulting business, and all such other business incidental to the general purposes herein set forth (the “Project”), all as more particularly described in Schedule “A” attached hereto.

ARTICLE IV

TERM

The term of the Venture shall commence as of the date hereof and shall be terminated and dissolved upon the earliest to occur of: (i) the sale of the Venture’s ownership in the Project, (ii) the refusal or inability of any Party to this Agreement to meet their requirements, obligations and/or stipulations in this agreement, (iii) the unanimous agreement of the Parties; or (iv) the order of a court of competent jurisdiction.

Exhibit 10.1

ARTICLE V

PERCENTAGE OF PARTICIPATION

5.1 Except as otherwise provided in sections 5.3, 6.0 and 9.0 hereof, the interest of the Parties in any gross profits and their respective shares in any losses and/or liabilities that may result from the operation of the Company, and their interests in all property and equipment acquired and all money received in connection with the operation of the Company shall be as follows:

HawkEye Systems, Inc.

50%

Insight Engineering, LLC

50%

5.2 The Parties agree to indemnify each other and to hold the other harmless from, any and all losses of the Joint Venture that may be realized in connection with such other Parties’ Percentage of Participation.

5.3 CONTRIBUTION OF THE VENTURE.

(a) HawkEye shall contribute capital for operations and development of the Project to the Venture up to an amount equal to $2,000,000 (two million dollars USD) during period ending 12 months from execution of this Agreement (the “HawkEye Contribution”).  The HawkEye Contribution shall be paid as follows: (i) $50,000 USD on or before June 15, 2018, (ii) an additional $100,000 USD on or before June 30, 2018, (iii) an additional $200,000 USD on or before October 15, 2018, (iv) an additional $350,000 USD on or before November 30, 2018, (v) an additional $300,000 USD on or before January 30, 2019, (vi) an additional $500,000 USD on or before April 1, 2019, and (vii) the balance of two million USD on or before June 15, 2019.  HawkEye’s Operating Account shall be credited in each instance with the value of each such contribution. The capital of the Venture will thereafter be deployed in accordance with the directives of senior management of the Venture, comprised initially of Corby Marshall and Lucas Foster as well as the COO (to be named at a later date by the consent of both Corby Marshall and Lucas Foster). In the event HawkEye has not completed the entire HawkEye Contribution of 2,000,000 (two million dollars USD) into the operating account on or before June 15, 2019, then HawkEye’s Percentage of Participation as set forth in Paragraph 5.1 hereof shall be reduced by the pro rata percentage that the actual contribution bears to the complete HawkEye Contribution. For example, if HawkEye has contributed $1,000,000 of the $2,000,000 HawkEye Contribution then HawkEye’s Percentage of Participation shall be reduced by 50% (leaving a 25% participation in the Venture), and if HawkEye has contributed $500,000 of the $2,000,000 HawkEye Contribution, HawkEye’s Percentage of Participation shall be reduced by 75% (leaving a 12.5% participation in the Venture). If Hawkeye misses more than one of these capital contribution dates, then the intellectual property that was developed and/or contributed by Insight Engineering to the Venture, shall immediately return to Insight Engineering, with a junior security interest payable to HawkEye for the amount then contributed by HawkEye to date.

(b) Hawkeye agrees to solely cover all legal, accounting, governmental, fiduciary costs of creating, maintaining and reporting requirements of a publicly traded entity if Hawkeye becomes a reporting

Exhibit 10.1

issuer. These costs will be borne by Hawkeye, without prejudice (in addition to) the agreed capital contribution schedule, enumerated herein.

(c) Except as otherwise required by law or this Agreement, the Parties shall not be required to make any further capital contributions to the Venture.

5.4 RETURN OF CAPITAL CONTRIBUTION.

(a) Except as set forth above and otherwise in this Agreement, no Party shall have the right to withdraw its capital contributions or demand or receive the return of his capital contributions or any part thereof.

(b) The Parties shall not be personally liable for the return of capital contributions or any part thereof, except as otherwise provided in this Agreement.

(c) The Venture shall not pay interest on capital contributions of any Party.

5.5 ALLOCATIONS OF NET PROFITS AND LOSSES

Subject to the provisions of this Article, the Net Profits and losses of the Venture (including any net "book" gains of the Venture resulting from a Capital Event) shall be allocated to the Parties in the following priority:

A. NET PROFITS:

(1) First, to any Parties with negative Capital Accounts, in proportion to the ratio of their negative Capital Account balances, until no Party has a negative Capital Account.

(2) Thereafter, to the Parties, pro-rata, based on their respective Venture interests as set forth in Section 5.1 hereof, but also taking into consideration the percentage interests conferred by Section 5.3, and in the event of a missed capital contribution, all net profit allocations (pro-rata to contributions made to that date) to HawkEye shall be frozen until a sale or liquidation of the Venture has occurred which shall be solely at the discretion of Insight Engineering LLC or its assigns.

B. NET LOSSES:

(1) Subject to the provisions of this Agreement, Net Losses of the Venture (including any net "book" loss of the Venture resulting from a Capital Event) shall be allocated to the Parties for tax purposes, pro rata, based upon their respective Venture interests as set forth herein.

(2) For purposes of this Agreement, Capital Accounts shall be adjusted hypothetically as provided for in Sections 1.704-1(b)(2)(ii)(d) and 1.704-1(b)(4)(iv)(f) of the Treasury Regulations. These adjustments shall include the qualified income offset as set forth in this Agreement.

Exhibit 10.1

C. DISTRIBUTIONS:

Distributable Cash of the Venture shall be distributed to the Parties, pro rata, based on their respective Venture interests as set forth herein.

ARTICLE VI:

POLICY COMMITTEE

6.1 The management of the Joint Venture shall be conducted pursuant to policy established by the Parties acting through a "Policy Committee" which is hereby established.

6.2 Each of HawkEye and Insight shall have an equal voice in the Policy Committee. For such purpose each Party is assigned the following number of votes and hereby designates the following representatives to exercise such votes:

HawkEye Systems, Inc.

50 votes

Corby Marshall, Representative

Insight Engineering, LLC

50 votes

Lucas Foster, Representative

PARTY VOTES REPRESENTATIVES

6.3 Each Party may, at any time, substitute an alternative individual in place of any of its above-named representative by serving written notice to the other Party. Each Party's representative or alternative representative on the Policy Committee is hereby granted and shall hereafter possess authority to act for such Party on all matters of interest to it with respect to its participation in the joint venture.

6.4 The Policy Committee shall determine the policy for the management of the Venture by majority vote and, as used in this Agreement, a "majority vote" is defined to be any figure greater than one-half of the authorized votes.

6.5 The Policy Committee shall have the following powers:

(a) To determine the time and place of holding its meetings and the procedures for conducting Committee Affairs.

(b) To determine and act upon the various matters, expressed or implied, that are contained in any other section of this Agreement, which requires a decision by the Policy Committee.

(c) To determine and act upon any other matters of joint interest to, or requiring prompt action by, the Joint Venture.

Exhibit 10.1

(d) To undertake any capital event, including without limitation sale of any additional interests in the Venture or the sale of the Venture to any third party.

6.6 The Policy Committee shall generally perform its duties at a meeting at which all designated representatives of the Parties are present, but where circumstances warrant, telephone communication between all party representatives or their alternatives is authorized.

6.7 Except as otherwise provided in the Additional Provisions herein, the salaries and expenses of each of the representatives on the Committee shall be borne by the Party whom the representative has been designated to represent and shall not be an expense to the joint venture.

ARTICLE VII

DAY TO DAY OPERATIONS OF THE VENTURE

7.1 The Parties hereby appoint Corby Marshall and Lucas Foster as the legal Managers (the “Managers”) of the Company.  Except as limited within the authority granted pursuant to the terms of this Agreement, the Managers shall have the complete power and authority to manage and operate the Company and make decisions affecting its business and affairs.  The Managers shall devote such of his business time to the operations and success of the Company as shall be necessary.

ARTICLE VIII

JOINT VENTURE BANK ACCOUNTS

8.1 All Working Capital or other funds received by the Venture in connection with the performance of the Company shall be deposited in a Checking Account, established especially for the Venture, and requiring the joint signatures of the parties for any withdrawals in excess of $5,000. Payroll, rent, general operating expenses and any other regularly scheduled or recurring monthly company expenditures will be deemed approved, based upon an agreed upon (by the Parties) 12-month budget proposal, at first funding. Budgeting, planning and other accounting documents will be reviewed and approved by the Managers from time to time and adjusted to meet the Venture’s then current needs.  Email, fax, text or other traditional forms of written approval shall be valid as a second signature, or approval of non-repeating expenses, when the Parties are in different cities. All accounts of the Venture shall be kept separate and apart from any other accounts of the Parties.

8.2 Withdrawal of funds from the Joint Venture's Joint Checking Account may be made in such amount and by such persons as authorized by the Policy Committee.

ARTICLE IX

ACCOUNTING AND AUDITING

9.1 Separate books of accounts shall be kept by the Manager of the transactions of the Venture. Any Party may inspect such books upon reasonable notice and at any reasonable time.

9.2 Periodic audits may be made upon said books at such time as authorized by the Policy Committee by persons designated by the same and copies of said audit shall be furnished to all Parties.

9.3 Upon dissolution of the Venture, a final audit shall be made and copies of such audit shall be furnished to each of the parties.

9.4 It is understood and agreed that the method of accounting used by the Manager and for state and federal income tax purposes shall be the cash based method and that the accounting year shall be the calendar year.

ARTICLE X

RESOLUTION OF DISPUTES

10.1 All disputes arising out of this Agreement between the Parties, that is/are not resolvable by good faith negotiations by the same, shall be resolved by arbitration in Los Angeles, CA before one arbitrator agreed to by the Parties. In so agreeing the parties expressly waive their right, if any, to a trial by jury of these claims and further agree that the award of the arbitrator shall be final and binding upon them as though rendered by a court of law and enforceable in any court having jurisdiction over the same.

ARTICLE XI

NON-DISCLOSURE NON-CIRCUMVENTION

11.1 During the term of this Agreement, the Parties agree to keep completely confidential the names and persons at any clients, insurance companies, banks, lending institutions, venture capitalists, money angels, corporations, individuals, trusts, borrowers, buyers and sellers, and Internet websites introduced by any of the Parties or their employees or associates.

11.2 During the term of this Agreement, each Party, hereto, agrees not to knowingly circumvent, avoid, bypass, or obviate the other Party, directly or indirectly, to avoid equity participation, payment of fees and commissions, and/or any other form of compensation in any transaction in which a client, investor, bank, lending institution, venture capitalist, money angel, insurance company, corporation, individual, trust lender, borrower, buyer or seller, has been introduced by either Party to the other Party in connection with any loan, finance proposal, current project, trading transaction, collateral request, or other financial transaction requested by the client or customer to a Party.

11.3 Each party agrees that during the Restrictive Period (as defined below), such party will not, without the express written consent of the Managers, become newly associated with or engage in, directly or indirectly, as employee, consultant, proprietor, stockholder, partner, agent, representative, officer, or otherwise, the operation of any business that competes directly with the Venture in business activities that are the same or substantially similar to the business activities

Exhibit 10.1

engaged in by the Venture in any geographic area in which the Venture does business during the Restrictive Period (the "Restricted Territory").  The term "Restrictive Period" shall mean a period of twelve (12) months after the termination of this Agreement for any reason.  Passive investment in less than two percent (2%) of the outstanding equity securities of an entity which is listed on a national or regional securities exchange shall not, in itself, constitute a violation of this Section.

ARTICLE XII

OTHER PROVISIONS

12.1 The Venture shall be solely responsible for the organization, operation, marketing and management of its business, and shall be responsible for the development of its own ongoing method of business operation, including but not limited to the following: selection and establishment of business sites; sales techniques; marketing plan/system and advertising practices; employee selection, hiring and training; personnel policies and practices; hours of operation; and all other such ongoing concerns in the course of the Venture’s routine business operation and management.  The Venture agrees to obtain and maintain insurance to protect its business in such amounts and terms as are customary for businesses in the industry of the Venture.

12.2 This Agreement and all other agreements, exhibits, and schedules referred to in this Agreement constitute(s) the final, complete, and exclusive statement of the terms of the agreement between the parties pertaining to the subject matter of this Agreement and supersede all prior and contemporaneous understandings or agreements of the parties.  This Agreement may not be contradicted by evidence of any prior or contemporaneous statements or agreements.  No party has been induced to enter into this Agreement by, nor is any party relying on, any representation, understanding, agreement, commitment or warranty outside those expressly set forth in this Agreement.

12.3 This agreement is binding upon the heirs, court appointed representatives, assigns, and successors of the parties.

12.4 This agreement shall be governed by the laws of the state of Nevada.

12.5 Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile or e-mail, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:

If to HawkEye Systems, Inc.:	Attention: Corby Marshall E-mail: corbymarshall@mac.com Copy to: Cutler Law Group, P.C. 6575 West Loop South, Suite 500 Bellaire, TX 77401 Attn: M. Richard Cutler Email: rcutler@cutlerlaw.com
If to Insight Engineering, LLC:	7119 W. Sunset Blvd., #468 Los Angeles, CA 90046 Attention: Lucas Foster E-Mail: Lucas@Warpllc.com

or to such other address as either party may from time to time specify in writing to the other party.  Any notice shall be effective only upon delivery, which for any notice given by facsimile shall mean notice which has been received by the party to whom it is sent as evidenced by confirmation slip.

12.6 If any term or provision of this Agreement is determined to be illegal, unenforceable, or invalid in whole or in part for any reason, such illegal, unenforceable, or invalid provisions or part thereof shall be stricken from this Agreement, and such provision shall not affect the legality, enforceability, or validity of the remainder of this Agreement.  If any provision or part thereof of this Agreement is stricken in accordance with the provisions of this section, then this stricken provision shall be replaced, to the extent possible, with a legal, enforceable, and valid provision that is as similar in tenor to the stricken provision as is legally possible.

12.7 Time is of the essence in respect to all provisions of this Agreement that specify a time for performance; provided, however, that the foregoing shall not be construed to limit or deprive a party of the benefits of any grace or use period allowed in this Agreement.

12.8 The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Agreement.

12.9 No party shall be liable for any failure to perform its obligations in connection with any action described in this Agreement, if such failure results from any act of God, riot, war, civil unrest, flood, earthquake, or other cause beyond such party’s reasonable control (including any mechanical, electronic, or communications failure, but excluding failure caused by a party’s financial condition or negligence).

Exhibit 10.1

12.10  Multiple Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

12.11  Attorney Fees.  In the event that any dispute between the parties should result in litigation or arbitration, the prevailing party in such dispute shall be entitled to recover form the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys' fees and expenses.

So agreed and executed as of this ____, day of ___________, 2018.

HawkEye Systems, Inc.

__________________________

By:  Corby Marshall, Chief Executive Officer

Insight Engineering, LLC

__________________________

By: Lucas Foster, Chief Executive Officer

Exhibit 10.1

Schedule A

Operational Objectives

Markets:

Consumer

LEO

Military

Customers:

•

Mid to High end of the consumer market, where better resolution, runtime, weight and quality of materials are desired.

•

Local Law Enforcement agencies in the US and Canada, to start. Departments who are already authorized to use body cameras by statute or regulation, and who have a need for better imaging and audio recording capability.

•

Military end users who need ruggedized, reliable imaging and audio recording capabilities for personnel and various vehicle platforms.

Products:

•

360 degree, visible spectrum, multi optic, rectilinear camera platform (hardware and software)

•

180+ degree, visible spectrum, single optic, curvilinear camera platform (hardware and software)

•

250 degree, visible spectrum, multi-optic, curvilinear camera platform (hardware and software)

•

360 degree, infrared spectrum, multi optic, rectilinear camera platform (hardware and software)

12-month research and development objectives:

•

Assemble Design team

•

Research and development of vehicle borne, aerial and water borne imaging systems

•

Research and development of personnel borne imaging systems

•

Research and development of ruggedized camera housings

•

Research and development of ruggedized control circuitry

•

Research and development of battery technology for miniaturized opto-electronics

•

Research and development of software solutions for NRT 180, 250 and 360 outputs

•

Creation of initial product designs

•

Testing in the visible and infrared spectrums

•

Research and development of mesh networks and live streaming via cellular and other secure RF transmission modalities

•

Develop Hardware specifications

•

Develop Software specifications

•

Rapid prototyping of gen 1 products for LEO and Mil use cases